UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2020 (the “Effective Date”), Sysorex Government Services, Inc. (the “Company”), a wholly-owned subsidiary of Sysorex, Inc., and GCF Resources LLC (“GCF”) entered into a Future Receivables Agreement (the “Agreement”) pursuant to which GCF agreed to purchase receivables from the Company with a value of $497,000 (the “Purchased Receivables”) for the sum of $350,000 (the “Purchase Amount”). GCF has the right under the Agreement, in its sole discretion, to pay to the Company a percentage of the Purchase Amount in which case the Purchased Receivables will be reduced proportionately. The Company has agreed to remit to GCF 10% of the payments received from its customers (the “Customer Payments”) until GCF receives the entire value of Purchased Receivables. The Company has also agreed that GCF may withdraw from the account into which the Customer Payments are deposited (the “Deposit Account”) the sum of approximately $4,142 per day (the “Daily Payment”). In conjunction with the Agreement, the Company and GCF executed a letter (the “Payoff Letter”) pursuant to which GCF agreed that if the Company paid the value of the Purchased Receivables within 30 days of the Effective Date, GCF would accept the sum of $416,500 as payment in full, if the Company paid the value of the Purchased Receivables within 31 to 60 days of the Effective Date, GCF would accept $430,500 as payment in full, and if the Company paid the value of the Purchased Receivables within 61 to 90 days of the Effective Date, GCF would accept $444,500 as payment in full. The Company paid an origination fee of $7,000 to GCF upon execution of the Agreement. The Company will also be required to pay to GCF a fee for establishing the ACH program, a fee for a payment rejection for insufficient funds, a fee for any rejected ACH transfer, a fee for changing banks, a fee for blocking a payment to GCF and a fee upon default. In the event that the Company obtains funding from a source other than GCF while this Agreement is outstanding, the Company will be responsible for the payment of a “stacking fee” of $5,000 to GCF and GCF will have the right to collect an additional Daily Payment per day.

There are included in the Agreement certain provisions protecting GCF in the event that the Company discourages the use of electronic check processing, changes its arrangements with the electronic check processor in a way not acceptable to GCF, changes its electronic check processor without the consent of GCF, interrupts or disposes of its business without the consent of GCF and, in the event of a transfer, an agreement that the successor will assume the obligations of the Agreement, or induces its customers to pay for goods and services by any means other than the electronic check processor. These protections include the requirement that the Company immediately pay the unpaid value of the Purchased Receivables, together with any fees (including legal fees), in full; the right by GCF to execute in the name of the Company a confession of judgment in favor of GCF for the unpaid value of the Purchased Receivables and to have the confession of judgment entered as a judgment; the right by GCF to enforce the Security Agreement described below; the requirement that the Company immediately refund the value of the Purchase Amount; the right by GCF to file a legal action against the Company; the right by GCF, upon a breach of the Agreement, to be an assignee of the Company’s lease for its business premises and to exercise its rights under such assignment; and the right to debit the Company’s deposit accounts.

By executing the Agreement, the Company made certain representations, warranties and covenants and agreed to certain provisions setting forth events of default that are standard for agreements of this type. In case any event of default occurs and is not waived, GCF may proceed to protect and enforce its rights or remedies by suit in equity or by action at law or both. Simultaneous with the execution of the Agreement, the Company executed a confession of judgment. In addition to the other remedies available to GCF upon an event of default, GCF may file the confession of judgment in Utah without notice to the Company and may seek to obtain a judgment for all amounts due and owing under the Agreement.

On the Effective Date, the Company and GCF also signed a Security Agreement. Pursuant to the Security Agreement the Company granted to GCF a security interest in and lien upon all accounts, chattel paper, documents, equipment, general intangibles, instruments, and inventory now or hereafter owned or acquired by the Company; all proceeds, as that term is defined in Article 9 of the UCC; all funds at any time in the Deposit Account, regardless of the source of such funds; present and future electronic check transactions; and any amount which may be due to GCF under the Agreement, including but not limited to all rights to receive any payments or credits under the Agreement. To secure the Company’s obligations under the Agreement, the Company also agreed to provide other security to GCF upon request. The Company further agreed that, if at any time there are insufficient funds in the Deposit Account to cover the GCF entitlements under the Agreement, GCF is granted a further security interest in all of the Company’s assets of any kind. GCF may exercise its rights under the Security Agreement without notice or demand of any kind by making an immediate withdrawal or freezing the secured assets.

The descriptions of the Agreement, the Security Agreement and the Payoff Letter are summaries only, are not intended to be complete, and are qualified in their entirety by reference to the full text of the Agreement, the Security Agreement and the Payoff Letter, which are expected to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: January 27, 2020	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

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